Exhibit 99.1

Quotient Limited Announces Intent to Effect Reverse Stock Split

JERSEY, Channel Islands, October 31, 2022 (GLOBE NEWSWIRE) — Quotient Limited (Nasdaq: QTNT) (the “Company”), a commercial-stage diagnostics company, today announced that it will effect a one-for-40 reverse stock split (“Reverse Stock Split”) of its ordinary shares, nil par value (“Ordinary Shares”) that will become effective on November 2, 2022 at 5:01 p.m. Eastern Time, after the close of trading on The Nasdaq Global Market (“Nasdaq”). The Company’s Ordinary Shares are expected to begin trading on a split-adjusted basis when the market opens on November 3, 2022 on the Nasdaq under the existing symbol “QTNT.”

The Reverse Stock Split is primarily intended to bring the Company into compliance with the minimum bid price requirement for maintaining its listing on the Nasdaq. The new CUSIP number for the Ordinary Shares following the Reverse Stock Split will be G73268149.

On October 23, 2022, the Company’s board of directors (the “Board”) approved the Reverse Stock Split at a ratio of one-for-40, subject to approval by the Company’s shareholders. At the Company’s annual general meeting of shareholders on October 31, 2022 (the “AGM”), the Company’s shareholders approved the proposal to authorize the Company, acting by its Board, to effect the Reverse Stock Split at the ratio determined by the Board.

The Reverse Stock Split will affect all issued and outstanding Ordinary Shares. All outstanding options, restricted stock awards, warrants, convertible notes and other securities entitling their holders to purchase or otherwise receive shares of Ordinary Shares will be adjusted as a result of the Reverse Stock Split, as required by the terms of each security. The number of shares available to be awarded under the Company’s Fourth Amended and Restated 2014 Stock Incentive Plan, which was approved by shareholders at the AGM, will also be appropriately adjusted. No fractional shares will be issued in connection with the Reverse Stock Split. The Company’s transfer agent will aggregate all fractional shares held by the Company’s shareholders into whole shares and arrange for them to be sold on the open market at prevailing prices. In lieu of fractional shares, shareholders will receive a cash payment equal to their allocable share of the total proceeds of these sales. The Reverse Stock Split will affect all shareholders uniformly and will not alter any shareholder’s percentage interest in the Company’s equity (other than as a result of the payment of cash in lieu of fractional shares).

The Reverse Stock Split will reduce the number of shares of Ordinary Shares issued and outstanding from approximately 141,208,378 to approximately 3,530,209.

About Quotient Limited

Building on over 30 years of experience in transfusion diagnostics, Quotient is a commercial-stage diagnostics company committed to delivering solutions that it believes reshape the way diagnostics are practiced. The MosaiQ solution, Quotient’s proprietary multiplex microarray technology, offers the world’s first fully automated, consolidated testing platform, allowing for multiple tests across different modalities. The MosaiQ solution is designed to be a game-changing solution, which Quotient believes will increase efficiencies, improve clinical practice, deliver significant workflow improvements, and create operational cost savings to laboratories around the world. Quotient’s operations are based in Switzerland, Scotland, US and the UAE.

The Quotient logo, Quotient MosaiQ and MosaiQ are registered trademarks or trademarks of Quotient Limited and its subsidiaries in various jurisdictions.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including: market conditions; Quotient’s ability to effectuate the Reverse Stock Split; and other risks set forth in Quotient’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other documents that Quotient files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements because of new information, future events or circumstances or other factors.